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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA SOARING INC.
(Name of small business issuer in its charter)

Nevada	8741
(State or Other Jurisdiction of	(Primary Standard Industrial
Organization)	Classification Code)

China Soaring Inc.	CORPORATION TRUST COMPANY OF NEVADA
Zhao Bei Shao Qu	6100 Neil Road, Suite 500
Zhao Shang Lu	Reno, Nevada 89511
Building 32, Room 601	(775) 688-3061
Shenzhen, Shekou, China 518067
(86) 135-101-99293
(Address and telephone number of registrant's	(Name, address and telephone number of agent for
executive office)	service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]

Common Stock:	3,000,000	$0.05	$150,000	$16.06

[1 ]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

China Soaring Inc.
Shares of Common Stock
1,500,000 minimum - 3,000,000 Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 3,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,500,000 shares minimum, 3,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,500,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,500,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at JPMorgan Chase Bank. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by our officers and directors. They will not receive any commissions or proceeds from the offering for selling shares on our behalf.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.05	$0.020	$0.030
Per Share - Maximum	$0.05	$0.010	$0.040
Minimum	$75,000	$30,000	$45,000
Maximum	$150,000	$30,000	$120,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is                                             .

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We will offer advice to western companies seeking to advertise, promote or sell aircraft parts programs or aviation related materials to the China civil aviation market.

     Our principal executive office is located at Zhao Bei Shao Qu, Zhao Shang Lu, Building 32, Room 601, Shenzhen, Shekou, China 518067 and our telephone number is (86) 135 101 99293. Our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is August 31.

The offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,500,000 shares of common stock and a
maximum of 3,000,000 shares of common stock, par value
$0.00001
Offering price per share	$0.05
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	$45,000 assuming the minimum number of shares is sold.
$120,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan and working capital.
Number of shares outstanding before
the offering	13,000,000
Number of shares outstanding after the
offering if all of the shares are sold	16,000,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of August 31, 2007
(Audited)
Balance Sheet
Total Assets	$19,996
Total Liabilities	$30,436
Stockholders’ Equity (Deficit)	$(10,440)
Period from
June 26, 2007
(date of inception)
to August 31, 2007
(Audited)
Income Statement
Revenue	$0
Total Expenses	$10,570
Net Profit (Loss)	$(10,570)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with China Soaring Inc.

     1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated on June 26, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,570. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*  completion of this offering
*  our ability to attract clients who will pay us for our consulting services.
*  our ability to generate revenues through the sale of our services

     Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. We have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

     We have no clients. We have not identified any clients and we cannot guarantee we ever will have any. If we are unable to attract enough clients, we will have to suspend or cease operations.

     4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to open our office and begin promoting our services. We may need additional funds to complete further development of our business plan. There is no assurance that any additional financing will be available or if available on terms that will be acceptable to us.

     5. Because we are small and do not have much capital, we must limit marketing our services to potential clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing our website to potential clients. The promotion of our services via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy our services to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     6. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our sole officer and director, Paul F. Manning, will only be devoting limited time to our operations. Paul F. Manning, our president and sole director will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     7. Because our management does not have prior experience in the marketing services via the Internet, we may have to hire individuals or suspend or cease operations.

     Because our management does not have prior experience in the marketing services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

     8. Because most of our assets and our sole officer and director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our sole officer and director.

     Our sole officer and director, while a U.S. citizen, is located outside the United States, and our assets and most of his assets are located outside the United States. As a result, it may be difficult for you to effect service of process or enforce within the United States, any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, it is unlikely that the courts of China and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

     9. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     10. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $75,000 minimum, $150,000 maximum basis. The table below sets forth the use of proceeds if $75,000 or $150,000 of the offering is sold.

	$75,000	$150,000
Gross proceeds	$75,000	$150,000
Offering expenses	$30,000	$30,000
Net proceeds	$45,000	$120,000

The net proceeds will be used as follows:

Website development	$10,000	$15,000
Marketing and advertising	$12,500	$32,500
Establishing an office	$5,000	$5,000
Salaries	$0	$35,000
Audit, accounting and filing fees	$7,000	$7,000
Attending industry trade shows	$5,000	$15,000
Working capital	$5,500	$10,500

     Total offering expenses are $30,000 comprised of $20,000 for legal fees; $7,983.94 for accounting and auditing fees; $500 for our transfer agent; $500 for printing; $16.06 for filing fee, and, $1,000 for state securities registrations.

     Upon the completion of this offering, we intend to immediately initiate the development of our website www.chinasoaring.com. We intend to hire an outside web designer to assist us in designing and building our website. We believe it will take approximately two months to create a workable website. We estimated cost to develop and maintain the website is $10,000 to $15,000.

     Marketing and advertising will be focused on promoting our website to prospective sellers of aircraft parts, programs and aviation related materials. In addition to our website, we intend to design and printing of various sales materials. The cost of developing the campaign is estimated to be between $12,500 and $32,500.

     We intend to establish an office for our operations and to maintain the website. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

     If we raise the maximum amount under this offering, we intend to pay salaries to either our sole officer, employees or outside consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our clients.

     Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our sole officer and director, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of August 31, 2007, the net tangible book value of our shares of common stock was a deficit of $10,440 or $0.00 per share based upon 13,000,000 shares outstanding.

If 3,000,000 Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,000,000 shares to be outstanding will be $109,560 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.01 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own approximately 18.75% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 81.25% of the total number of shares then outstanding, for which they have made contributions of cash totaling $130.00 or $0.00001 per share.

If 2,250,000 Shares Are Sold:

     Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 15,250,000 shares to be outstanding will be $72,060 or approximately $0.00 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00 per share.

     After completion of this offering, if 2,250,000 shares are sold, you will own approximately 14.75% of the total number of shares then outstanding for which you will have made a cash investment of $112,500, or $0.05 per share. Our existing stockholders will own approximately 85.25% of the total number of shares then outstanding, for which they have made contributions of cash totaling $130.00 or $0.00001 per share.

If the 1,500,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,500,000 of the shares are sold, the net tangible book value of the 14,500,000 shares to be outstanding will be $34,560 or approximately $0.00 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 10.34% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 89.66% of the total number of shares then outstanding, for which they have made contributions of cash totaling $130.00 or $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all Shares Sold

Price per share	$0.05
Net tangible book value per share before offering	$0.00
Potential gain to existing shareholders	$120,000
Net tangible book value per share after offering	$109,560
Increase to present stockholders in net tangible book value per share after offering	$0.01
Capital contributions	$130
Number of shares outstanding before the offering	13,000,000
Number of shares after offering	16,000,000
Percentage of ownership after offering	81.25%

Purchasers of Shares in this Offering if 3,000,000 Shares are Sold

Price per share	$0.05
Dilution per share	$0.04
Capital contributions	$150,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	18.75%

Purchasers of Shares in this Offering if 2,250,000 Shares are Sold

Price per share	$0.05
Dilution per share	$0.05
Capital contributions	$112,500
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	14.75%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.05
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	10.34%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 3,000,000 shares of common stock on a self-underwritten basis, 1,500,000 shares minimum, 3,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at JPMorgan Chase Bank. Its telephone number is (918) 293-4350. The funds will be maintained in the separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $75,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through our sole officer and director, Mr. Paul F. Manning. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Paul F. Manning, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

     We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, and/or outside the United States of America.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $13,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.      execute and deliver a subscription agreement
     2.      deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to China Soaring Inc.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in the State of Nevada on June 26, 2007. We have not started operations. We are developing a website (www.chinasoaring.com) that will offer consulting services to western companies seeking to advertise, promote or sell aircraft parts, programs, or aviation related materials to the china civil aviation market. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at Zhao Bei Shao Qu, Zhao Shang Lu, Building 32, Room 601, Shenzhen, Shekou, China 518067 and our telephone number is (86) 135 101 99293.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

     We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Our Strategy

     We intend to establish a consulting business providing services to western companies seeking to advertise, promote, or sell aircraft parts, programs, or aviation related materials to the China civil aviation market. At the outset, Mr. Maning will be responsible for providing these services. Mr. Manning has experience focusing on these issues. Further Mr. Manning’s general business skills provide the basis for successfully implementing our business plan. However, in the event that Mr. Manning does not believe that he is qualified to provide effective consulting services related to one or more issues, then we will hire another others who may provide such services.

     As of the date of this prospectus, we do not have any clientele under contract to the company nor have we commenced with provision of any management/consulting services.

Target Market

     We intend to target companies that produce aircraft parts, programs or aviation materials and are seeking to promote those products in China. In addition to our website, we intend to send printed materials to such companies as Cessna, New Piper Aircraft, Rolls Royce, McCreery, LeerJet, Goodyear, Rathyeon, Teledyne, Lycoming, Superior Airparts, Aviall, and others. We will rely upon Mr. Manning to initiate contacts with executives to attract clientele to us.

Regulatory Requirements

     We do not need to pursue nor satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than requisite business licenses. If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer. For example, if we were required to obtain a government issued license for the purpose of providing coaching and consulting services, then we could not guarantee that we would qualify for such license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

Marketing

     Initially, our services will be promoted on our website and by Mr. Manning. He will discuss our services with previous contacts he has made. We also anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

Revenue

     Initially, we intend to generate revenue from three sources:

     1.    Term Fee - By charging a fee for a given terms;
     2.    Fixed Fee - By charging a fixed fee;
     3.    Hourly Fee - By charging an hourly fee for advisory services.

     We intend to develop and maintain a database of all our clients so that we can anticipate various needs and continuously build and expand our advisory services.

     There is no assurance that we will be able to interest any purveyors of aircraft related products.

Competition

     We compete with consulting managerial services We will not be differentiating our self from the foregoing, but merely compete with them. The managerial consulting market is a large fragmented market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established aviation consulting firms with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of advisory services and the quality of advisory services that we intend to provide. At this time, our principal method of competition will be through personal contact with potential clients with whom Mr. Manning has an existing relationship.

     Paul F. Manning, our sole officer and director will be devoting approximately 15 hours a week of his time to our operations. Once we begin operations, and are able to attract more and more clients to use our advisory services, Mr. Manning has agreed to commit more time as required. Because Mr. Manning will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Manning. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

     Our offices are currently located at Zhao Bei Shao Qu, Zhao Shang Lu, Building 32, Room 601, Shenzhen, Shekou, China 518067 and our telephone number is (86) 135 101 99293. This is the home office of our President, Paul F. Manning. We do not pay any rent to Mr. Manning and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

Government Regulation

     We are not currently subject to direct Chinese, federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

     Other than the foregoing, no governmental approval is needed for the sale of our services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

     Upon completion of our public offering, our specific goal is to profitably sell our advisory services. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 30 days after completing our offering, we intend to contact companies through our website and by personal contact through Mr. Manning our sole officer and director. Once we have completed our public offering we will hire an outside web designer to begin development of the website. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. As additional relationships are created, we intend to create a data basis of clients who we intend to interest in new programs. This promotion will ongoing through the life of our operations.

4.

Approximately 60 days after we complete our public offering, we intend to promote our services through traditional sources such as business publications, letters, emails, flyers and mailers. We also intend to attend additional aviation related conferences. We intend to promote our services to corporations to become users of our advisory services. Initially we will aggressively court contacts provided by our president, Paul F. Manning. We believe that it will cost a minimum of $12,500 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $32,500 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5.	Within 90 days from the initial launch of our marketing program, we believe that we will begin generating fees from our advisory services.

     In summary, we should implement our business plan and expect to be receiving orders within 90 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

     Until our website is fully operational, we do not believe that clients will use our advisory services. We believe, however, that once our website is operational, we will be able to offer advisory services to potential clients. In this regard, we expect that clients will be able to download some of our marketing literature from our website, for a fee, and we will be able to provide real time interactive consultations. If, however, we do not raise the maximum amount of our offering, then we may have to delay or eliminate implementation of real time interactive consultations as a result of the expected cost of implementation.

     If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our advisory services, we may have to suspend or cease operations.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     To become profitable and competitive, we have to locate and negotiate agreements with service providers to allow us to represent them for a percentage-based commission. We then have to locate clients to book those services through us. We are seeking equity financing to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 26, 2007 to August 31, 2007

     Since inception, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name “www.chinasoaring.com”. Our loss since inception is $10,570, all of which is for the general and administrative expenses. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 13,000,000 shares of common stock to our sole officer and director and three other persons in consideration of $130.00.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     On August 7, 2007 we issued 10,000,000 restricted shares of common stock to Paul F. Manning our sole officer and director in consideration of $100; 1,040,000 restricted shares of common stock to Bradley Miller in consideration of $10.40; 960,000 restricted shares of common stock to Moon Gate Ltd. in consideration of $9.60; and, 1,000,000 restricted shares of common stock to Greater Asia Capital Ltd. in consideration of $10.00, all pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. The foregoing were accounted for as a sales of common stock.

     As of August 31, 2006, our total assets were $19,996 and our total liabilities were $30,346. As of November 15, 2007, we had cash of $18,193.77.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Position(s)
Paul F. Manning	41	president, chief executive officer, secretary/treasurer,
Zhao Bei Shao Quo		chief financial officer, and the sole member of the board
Zhao Shang Lu		of directors
Building 32, Room 601
Shenzhen, Shekou
China

     The person named above has held his offices/positions since our inception and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Paul F. Manning

     Since June 26, 2007, Mr. Manning has been our president, chief executive officer, secretary/treasurer, chief financial officer, principal accounting officer and the sole member of the board of directors. From March 2002 to June 2007, Mr. Manning was project manager and card services consultant for Cardtrend International Inc. formerly Asia Payment Systems, Inc., a corporation that files reports with the SEC pursuant to section 13 of the Securities Exchange Act of 1934 and is traded on the Pink Sheets under the symbol CDTR. During Mr. Manning’s employment at Cardtrend, Cardtrend was engaged in the business of implementing a credit card transaction operation in China. Other than our board of directors, Mr. Manning has not been a member of the board of directors of any corporations during the last five years. Mr. Manning holds the degree of Bachelor of Science in mathematics and economics from the University of Rhode Island. Mr. Manning was granted his degree in Applied Mathematics and Applied Economics.

     During the past five years, Mr. Manning has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Manning was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Manning’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us from inception on June 26, 2007 through August 31, 2006, for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

SUMMARY COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Paul F. Manning	2007	0	0	0	0	0	0	0	0
President, Treasurer,	2006	0	0	0	0	0	0	0	0
Secretary	2005	0	0	0	0	0	0	0	0

     We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2008. We will not begin paying salaries until we have adequate funds to do so.

     The following table sets forth the compensation paid by us from inception on June 26, 2007 through August 31, 2007, for each or our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

DIRECTOR COMPENSATION

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Paul F. Manning	2007	0	0	0	0	0	0

     Our directors does not receive any compensation for serving as a member of the board of directors.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold

Paul F. Manning [1]	10,000,000	76.92%	10,000,000	62.50%
Zhao Bei Shao Qu
Zhao Shang Lu
Building 32, Room 601
Shenzhen, Shekou
China 518067

All Officers and Directors	10,000,000	76.92%	10,000,000	62.50%
as a Group (1 person)

Bradley Miller	1,040,000	8.00%	1,040,000	6.50%
1716 S. Gary Ave.
Tulsa, OK 74104

Greater Asia Capital Ltd. [2]	1,000,000	7.69%	1,000,000	6.25%
901B Kinwick Centre
32 Hollywood Rd.
Hong Kong

Moon Gate Ltd.[3]	960,000	7.38%	960,000	6.00%
Akara Building
24 De Castro Street
Wickhams Cay I
Road Town, Tortola
British Virgin Islands

[1]      The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Manning is the only "promoter" of our company.

[2]      Jenny Wang exercises share voting and/or dispositive powers with respect to Greater Asia Capital Ltd.

[3]      Karen Chen exercises share voting and/or dispositive powers with respect to Moon Gate Ltd.

Future sales by existing stockholders

     A total of 13,000,000 shares of common stock were issued to our sole officer and director and three other persons. All of the shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed assuming the sale of all of the shares of common stock, present stockholders will own approximately 67.08% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     On August 8, 2007, we issued a total of 10,000,000 shares of restricted common stock to Paul F. Manning, our sole officer and director in consideration of $100 cash.

     Mr. Manning allows us to us his apartment in China in consideration of a rental payment of $50 per month.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to August 31, 2006, included in this prospectus have been audited by Malone & Bailey, PC, Certified Public Accountants, 2925 Briarpark, Suite 930, Houston, Texas 77042, telephone (713) 343-4200, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is August 31st. We will provide audited financial statements to our stockholders on an annual basis.

     Our financial statements from inception to August 31 (audited), immediately follow:

CHINA SOARING, INC.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance Sheet	F-2
Statement of Operations	F-3
Statement of Stockholder’s Deficit	F-4
Statement of Cash Flows	F-5

NOTES TO FINANCIAL STATEMENTS	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Soaring, Inc.
(a development stage company)
Shenzhen, China

     We have audited the accompanying balance sheet of China Soaring, Inc. (“China Soaring”) (a development stage company), as of August 31, 2007 and the related statements of expenses, changes in stockholders’ deficit and cash flows for the period from June 26, 2007, inception, to August 31, 2007. These financial statements are the responsibility of China Soaring’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Soaring as of August 31, 2007 and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that China Soaring will continue as a going concern. As discussed in Note 2 to the financial statements, China Suffering has suffered a loss from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

September 28, 2007

CHINA SOARING, INC.
(A Development Stage Company)
BALANCE SHEET

August 31,
ASSETS	2007
CURRENT ASSETS
Cash	$19,996
Total Assets	19,996

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	$104
Short term notes payable	30,332
Total Current Liabilities	30,436

Stockholders' Deficit
Preferred stock, $.00001 par, 100,000,000 shares authorized, no shares issued or outstanding
Common stock, $.00001 par, 100,000,000 shares authorized,
13,000,000 issued and outstanding	130
Deficit accumulated during the development stage	(10,570)

Total Stockholders' Deficit	(10,440)

Total Liabilities And Stockholders' Deficit	$19,996

The accompanying notes are an integral part of these financial statements

	CHINA SOARING, INC.
	(A Development Stage Company)
	STATEMENT OF EXPENSES

		From June 26, 2007
		(Inception)
		To
		August 31, 2007
Operating Expenses:
Legal fees		$10,001
Bank fees		265
State filing fees		200
Total operating expenses		10,466

Other Expense:
Interest expense		104

Net Loss		$(10,570)

The accompanying notes are an integral part of these financial statements

CHINA SOARING, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit
Balance at June 26, 2007,
inception	0	0	0	0	0
Issuance of common stock	13,000,000	130			130
Net Loss				(10,570)	(10,570)
Balance, August, 31 2007	13,000,000	130	0	(10,570)	(10,440)

The accompanying notes are an integral part of these financial statements

CHINA SOARING, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

From June
26, 2007
(inception)
To
August 31,
Cash Flows From Operating Activities	2007
Net Loss	$(10,570)
Adjustments to reconcile net income to net cash
used in operating activities:
Accrued expenses	104

Total Cash Used For Operating Activities	(10,466)

Cash Flows From Financing Activities
Proceeds from sale of stock	130
Proceeds from short term debt	30,332
Total Cash Provided by Financing Activities	30,462

Net Increase In Cash	19,996

Cash At Beginning Of Period	0

Cash At End Of Period	$19,996

The accompanying notes are an integral part of these financial statements

China Soaring, Inc.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS

China Soaring Inc., was incorporated on June 26, 2007 in Nevada; their fiscal year end is August 31, 2007. China Soaring is a Development Stage Company as defined by Statement of Financial Accounting Standard No. 7 Accounting and Reporting by Development Stage Enterprises. China Soaring is currently seeking funding in order to begin operations that will include an office, a website, and business development activities focused on developing business ties with China’s civil aviation.

The principal business of China Soaring is internet-based aircraft consulting and advisement in East Asia.

NOTE 2 – GOING CONCERN

China Soaring has incurred a net loss of $10,570, negative working capital of $10,440 and negative cash flows from operations of $10,466. These conditions raise substantial doubt as to China Soaring’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if China Soaring is unable to continue as a going concern.

To address China Soaring’s financial situation, management has established plans designed to increase the sales of China Soaring’s products, and decrease debt. China Soaring plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, management believes that they will eventually be able to reverse their present financial position. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. Management plans include negotiations to convert significant portions of existing debt into equity.

Management estimates it will require $50,000 to continue operations and increase development for the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

Cash and Cash Equivalents
China Soaring considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Basic and Diluted Loss Per Share
Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Revenue Recognition
China Soaring recognizes revenue from product sales upon shipment to independent distributors. Revenue from administration fees is recognized upon collection from independent distributors.

Income Taxes
China Soaring recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. China Soaring provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Foreign Currency Translation
China Soaring’s foreign financial activity (when it occurs) is translated in accordance with Financial Accounting Standards Statement 52, Foreign Currency Translation. Accordingly, assets and liabilities of this activity is translated into U.S. dollars using the exchange rate at each balance sheet date. Income and expense accounts are translated using an average rate of exchange during the period. Foreign currency translation adjustments are accumulated as a separate component of stockholders' equity and reported as part of other comprehensive income (loss) in the statement of operations and other comprehensive income (loss).

Fair Value of Financial Instruments
China Soaring’s financial instruments consist mainly of cash and cash equivalents, accrued expenses and notes payable. The carrying amounts of China Soaring’s cash and cash equivalents, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Accounting Pronouncements
China Soaring does not believe the adoption of recently issued accounting pronouncements will have an impact on China Soaring’s financial position, results of operations, or cash flows.

NOTE 4 – CAPITAL STOCK

In its initial capitalization on August 7, 2007, China Soaring sold 13,000,000 common shares for $130 cash to its founders.

NOTE 5 – COMMITMENTS

Registration with the Securities and Exchange Commission
China Soaring is presently undertaking the required steps to register as a publicly traded company. In this regard, China Soaring has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney is $20,000. Of this amount, $10,000 was incurred when services began. The remaining $10,000 is due when China Soaring's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 6 - SHORT TERM DEBT

Short-term consists of the following at August 31, 2007:

Note payable to shareholder, at 4% interest and due on
demand but not before June 29, 2008. This note is unsecured.	$10,000
Note payable to shareholder, at 4% interest and due on
demand but not before July 31, 2008. This note is unsecured.	332
Note payable to shareholder, at 4% interest and due on
demand but not before August 20, 2008. This note is
unsecured.	20,000
$30,332

NOTE 7 – INCOME TAXES

China Soaring has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of August 31, 2007, China Soaring had net operating losses of $10,570, which expire in 2026.

Significant components of China Soaring’s deferred income tax assets at August 31, 2007 are as follows:

Deferred income tax asset	$3,594
Valuation allowance	(3,594)
Net deferred tax assets	$-

     Until ___________________, 2008, ninety (90) days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$16.06
Printing Expenses	500.00
Accounting Fees and Expenses	7,983.94
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	1,000.00
Transfer Agent Fees	500.00
TOTAL	$30,000.00

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Paul F. Manning	8/7/2007	10,000,000	$100.00
Zhao Bei Shao Qu
Zhao Shang Lu
Building 32, Room 601
Shenzhen, Shekou
China 518067

Bradley Miller	8/7/2007	1,040,000	$10.40
1716 S. Gary Ave.
Tulsa, OK 74104

Greater Asia Capital Ltd. [2]	8/7/2007	1,000,000	$10.00
901B Kinwick Centre
32 Hollywood Rd.
Hong Kong

Moon Gate Ltd.[3]	8/7/2007	960,000	$9.60
Akara Building
24 De Castro Street
Wickhams Cay I
Road Town, Tortola
British Virgin Islands

     On August 7, 2007, we issued 13,000,000 shares of common stock as restricted securities to Paul F. Manning, our sole officer and director, and three other persons in consideration of $0.00001 per share or a total of $130. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that purchasers were given all information that is contained in Part I of a Form SB-2 registration statement and they are sophisticated investors. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

ITEM 27.      EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Malone & Bailey, PC, Independent Public Accoutants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.      UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shekou, China on this 16th day of November, 2007.

CHINA SOARING INC.

BY: PAUL F. MANNING
Paul F. Manning, President, Principal Executive
Officer, Secretary/Treasurer, Principal Financial
Officer, Principal Accounting Officer and a member
of the Board of Director